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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First Mississippi Corporation:

We consent to the use of our reports dated September 8, 1995, on the consolidated financial statements and financial statement schedule of First Mississippi Corporation and consolidated subsidiaries as of June 30, 1995 and 1994, and for each of the years in the three-year period ended June 30, 1995, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.





/s/ KPMG Peat Marwick LLP
---------------------------
KPMG Peat Marwick LLP





Jackson, Mississippi
November 9, 1995